Exhibit 99.86

CONSENT OF SALOMON SMITH BARNEY INC.

We hereby consent to the use of our name and to the inclusion of our opinion letter, dated June 30, 2002, to the Board of Directors of Northrop Grumman Corporation as Annex B to, and the reference thereto under the captions “SUMMARY—The Merger—Opinions of Financial Advisers—Northrop Grumman” and “THE MERGER—Opinions of Financial Advisers—Northrop Grumman’s Advisers” in, the Joint Proxy Statement/Prospectus of Northrop Grumman Corporation and TRW, Inc., which Joint Proxy Statement/Prospectus is part of the Registration Statement on Amendment No. 7 to Form S-4 (Registration No. 333-83672) of Northrop Grumman Corporation to be filed with the Securities and Exchange Commission on or about October 23, 2002. By giving such consent we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

SALOMON SMITH BARNEY INC.

By:	/s/ PETROS G. KITSOS
PETROS G. KITSOS

New York, New York
October 23, 2002